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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

               LEXICON GENETICS TO ACQUIRE COELACANTH CORPORATION

     LEXICON ESTABLISHES INTEGRATED GENE-TO-LEAD DRUG DISCOVERY CAPABILITIES

THE WOODLANDS, TEXAS AND PRINCETON, N.J. - JUNE 13, 2001 - Lexicon Genetics Incorporated (Nasdaq: LEXG), a leader in discovering the functions of genes, and Coelacanth Corporation, a privately-held company that uses proprietary chemistry technologies to rapidly discover new chemical entities for drug development, today announced they have entered into a definitive merger agreement under which Lexicon will acquire 100 percent of Coelacanth's outstanding capital stock in a tax-free reorganization. Lexicon Genetics will establish a division called Lexicon Pharmaceuticals, based in Princeton, N.J., that will combine Lexicon's novel, functionally defined targets from the human genome with Coelacanth Corporation's high performance chemistry technologies to discover new drugs.

Under the terms of the agreement, Lexicon will issue shares of Lexicon stock in the merger with a value of $32 million based on the average closing price of Lexicon's common stock for the 30 days ending three days prior to the effective time of the merger, subject to a collar, and will assume Coelacanth's outstanding options and warrants. The transaction, excluding merger-related expenses, is not expected to materially affect Lexicon's previously announced financial projections for 2001. The parties expect the merger to close by the end of July.

"We have accelerated our strategy to capitalize on the many high-value pharmaceutical targets that we have discovered using our gene knockout technology," said Arthur T. Sands, M.D., Ph.D., President and Chief Executive Officer of Lexicon. "Combining our industrialized process of in vivo gene function discovery with an established chemistry capability will place Lexicon in a superior position to form drug discovery alliances and partnerships. Importantly, our ability to generate meaningful patents on both drug targets and compounds will be enhanced. Lexicon also obtains a strong geographical base from which to attract top chemists to our organization in order to build on the existing chemistry base. We believe this acquisition will fortify Lexicon's position as a leading drug discovery company of the post-genome era."

Upon closing of the acquisition, which is subject to certain regulatory and other customary conditions, Coelacanth will form the core of Lexicon Pharmaceuticals, a new division of Lexicon Genetics responsible for small molecule compound discovery. Alan J. Main, Ph.D., current President and Chief Executive Officer of Coelacanth and former Senior Vice President, Research, at Novartis Pharmaceuticals Corp., will join Lexicon's management team as Senior Vice President of Lexicon Pharmaceuticals, reporting to Dr. Sands, Lexicon's President and Chief Executive Officer. Also joining Lexicon as Vice Presidents will be Hartmuth Kolb, Ph.D., currently Coelacanth's Vice President of Chemistry and Chief Operating Officer and formerly of Novartis and Scripps Research Institute, and David Boulton, currently Coelacanth's Vice President of Technology and Operations and formerly of ArQule Inc. and Merck & Co., Inc. Coelacanth has 55 employees, including 38 chemists and 19 Ph.D.'s. The company operates out of 40,000 square feet of leased space near Princeton, New Jersey, and 5,000 square feet of manufacturing space in New Brunswick.

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"We believe that Coelacanth's strengths in developing 'drug-like' libraries for hit and lead generation and its high through-put ADME screens will significantly enhance the value that Lexicon can obtain from its drug discovery programs," Dr. Main said. "The commitments made to our chemical libraries by Pfizer, Roche, Novartis, DuPont, Aventis and 13 other leading pharmaceutical and biotechnology companies substantiate the advantages of our integrated, high-performance chemistry platform compared to other approaches in our industry. Most importantly, our goal of leveraging our world-class chemistry technologies for the development of next generation therapeutics, based on the information generated by the genomics revolution, complements Lexicon's strategy of using proprietary technology to systematically discover the medical uses of genes from the human genome and translate those findings into new pharmaceutical products."

The timeliness of Lexicon's decision to acquire a critical mass of chemistry expertise is prompted by its success in large-scale gene function discovery using its proprietary gene knockout technologies. Lexicon's Genome5000 and LexVision(TM) programs have dramatically accelerated Lexicon's initial objective of validating large numbers of novel drug targets from the human genome. Through the Genome5000 program, Lexicon is determining the in vivo functions of 5,000 of the most promising genes for pharmaceutical discovery over five years. The company's LexVision program uses an integrated platform of leading-edge medical technologies to discover the function of the gene and the protein it encodes across a variety of human disease processes in oncology, aging, neurology, endocrinology, diabetes, obesity, heart disease, hematology, immunology and inflammation.

As Coelacanth integrates into Lexicon's drug discovery platform, Lexicon plans to make Coelacanth's libraries available to its customers for the remainder of 2001 and will revisit Coelacanth's strategy for selling the libraries beginning in 2002.

Lexicon Genetics Incorporated is a drug discovery company of the post-genome era, using gene knockout technology to define the functions of genes for the discovery of pharmaceutical products. Lexicon is using this technology to fuel drug discovery programs in cancer, cardiovascular disease, immune disorders, neurological disease, diabetes and obesity. Lexicon has established drug discovery alliances and functional genomics collaborations with leading pharmaceutical and biotechnology companies, research institutes and academic institutions throughout the world to commercialize its technology and further develop its discoveries. Additional information about the Company is available through Lexicon's corporate website, www.lexicon-genetics.com.

Coelacanth Corporation, founded in 1996, is a privately held company that uses its proprietary technology, ClickChem(TM), to create sets of novel building blocks which are used for the production of innovative drug-like compound sets that shorten lead discovery and lead optimization time for drug development. Pfizer, Roche, Novartis, DuPont, Monsanto, Tularik and Aventis are among the 18 leading pharmaceutical and biotechnology companies that have become customers for Coelacanth's novel, sophisticated screening libraries and industrialized medicinal chemistry platform. In parallel, Coelacanth uses its proprietary technologies in drug discovery collaborations to generate a stream of leads and drug development candidates. Additional information about Coelacanth is available through its website, www.coelacorp.com. Coelacanth has been advised in connection with the merger by CIBC World Markets Corp.

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CONFERENCE CALL DETAILS

Lexicon Genetics will host a conference call (Thursday, June 14) that will be broadcast live over the Internet, beginning at 9 a.m. EDT. Arthur T. Sands, M.D., Ph.D., President and Chief Executive Officer of Lexicon, Julia P. Gregory, Executive Vice President and Chief Financial Officer of Lexicon, and Alan J. Main, Ph.D., President and Chief Executive Officer of Coelacanth will discuss the proposed merger, and more details about the transaction.

The live webcast can be accessed by visiting Lexicon's website at www.lexicon-genetics.com or www.streetevents.com. Following the webcast, an archived version of the call will be available on Lexicon's website through June
19. Investors may listen to the call by dialing 800/210-9006 (domestic), pass code: 735351; or 719/457-2621 (international), pass code: 735351. A replay of the call will be available until 6 p.m. EDT on June 19. The number for domestic callers is 888/203-1112 pass code 735351 and international callers should dial 719/457-0820 pass code 735351.

NOTE: Minimum requirements to listen to the broadcast are RealPlayer software and at least a 14.4 Kbps connection to the Internet. RealPlayer software is a free download from www.real.com/products/player/index.html.

This press release contains "forward-looking statements," including statements about Lexicon's growth and future operating results, discovery and development of products, strategic alliances, and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to Lexicon's ability to realize anticipated benefits from acquisitions, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, that may cause Lexicon's actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under "Factors Affecting Forward-Looking Statements" and "Business - Risk Factors" in Lexicon's annual report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
FOR LEXICON GENETICS:
Carol Hensley
Vice President, Corporate Communications
Lexicon Genetics Incorporated
281/863-3222
chensley@lexgen.com